EXHIBIT 10.2

FIRST AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENT

PALATIN TECHNOLOGIES, INC.

        This First Amendment (the “Amendment”) is made as of the 26th day of March, 2008 (the “Amendment Date”), between Palatin Technologies, Inc., a Delaware corporation having its principal place of business at 4C Cedar Brook Drive, Cranbury, New Jersey 08512 (the “Company”), and [Name of Participant] (the “Participant”), and serves to amend that certain Restricted Stock Unit Agreement (the “Agreement”) between the Company and Participant dated as of October 6, 2006. The Company and Participant agree to amend the Agreement as follows:

        1.        Definitions and Construction. Capitalized terms used but not defined herein have the meaning set forth in the Agreement. Unless the context otherwise requires, reference to the Agreement or this Agreement shall be construed to mean the Agreement as amended by this Amendment.

        2.        Amendment to Section 2. Section 2 of the Agreement, entitled “Vesting of Award”, is deleted in its entirety and replaced with the following:

“2. Vesting of Award.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest upon on the earliest of: (a) March 26, 2010, provided that the Participant remains continuously employed by the Company or an Affiliate through March 26, 2010; (b) the Date of Termination of the Participant’s employment with the Company, except (i) in the case of termination for Cause or (ii) at the election of the Participant and (c) a Change in Control (as the terms “Date of Termination”, “Change in Control” and “Cause” and the concept of termination at the election of the Participant are defined in the Employment Agreement between the Participant and the Company and effective as of June 5, 2007).

On the vesting date, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the Award. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant in accordance with this Agreement and the Plan and as required to comply with Section 409A of the Code. Notwithstanding the foregoing, if the Participant is as of the vesting date a “specified employee” (as defined under Section 409A of the Code) then such payment of shares of Common Stock, if required by Section 409A of the Code, will be made six months after the date of such Separation from Service (as defined in Section 409A of the Code).

Except as otherwise set forth in this Agreement, if the Participant is terminated for Cause or voluntarily terminates employment at the election of the Participant (all as defined in the Employment Agreement between the

Participant and the Company and effective as of June 5, 2007) prior to March 26, 2010, all unvested RSUs shall immediately be forfeited.”

        3.        Amendment to Section 3. The second paragraph under Section 3 of the Agreement (which Section 3 is entitled “Prohibitions on Transfer and Sale”) is deleted in its entirety, and replaced with the following:

“Until the earlier of (a) such time as the Participant is no longer an employee of the Company and (b) a Change in Control (as the term is defined in the Employment Agreement between the Participant and the Company and effective as of June 5, 2007), unless the Board of Directors determines otherwise because of hardship to the Participant, the Participant shall not sell more than 67% of the shares of Common Stock issued to the Participant pursuant to this Agreement.”

        4.        Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between Company and Participant with respect to the subject matter of the Agreement as hereby amended. Company and Participant agree that subject to the modifications specifically stated and provided in this Amendment, all terms and conditions of the Agreement remain in full force and effect.

        5.        Counterparts. This Amendment may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Amendment Date.

PALATIN TECHNOLOGIES, INC.

By:
Robert I. Taber
Chairman, Compensation Committee
with the Compensation Committee acting as
Administrator under the 2005 Stock Plan pursuant
to specific authorization of the Board of Directors
of Company

Participant:

[Name of Participant]

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